QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated February 2, 2004, relating to the financial statements and financial statement schedule, which appears in Tut Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
February 2, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS